UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 27, 2026, BullFrog AI Holdings, Inc. (the “Company”) entered into a Feasibility Agreement (the “Agreement”) with a global pharmaceutical company (the “Client”). Pursuant to the Agreement, the Company will apply its proprietary methodology and artificial intelligence and machine learning tool, bfLEAP®, to discover and provide the Client with prioritized drug target candidates, associated causal gene networks with target near-neighbors unblinded, and target dossiers for advancement-ready drug candidates for major depressive disorder (MDD). The Agreement will remain in full force and effect for one year from the execution of the Agreement.

In connection with the Agreement, the Company is eligible to receive pre-determined milestone payments upon the delivery of certain deliverables to the Client. The Client will have the option to receive the exclusive right to use a selected “final target” drug candidate for its research and development purposes for a period of three years.

The Client may terminate the Agreement without cause upon thirty days’ notice to the Company, and either party may terminate the Agreement immediately on written notice of a breach of the Agreement that remains uncured for thirty days following receipt of notice of such breach from the non-breaching party.

The Agreement also contains customary representations, warranties and covenants, including with respect to intellectual property, as well as provisions relating to indemnification, confidentiality and other matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the redacted text of the Agreement, a copy of which is filed (with certain portions redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K) as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Matters.

On March 30, 2026, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished herein:

Exhibit No.	Description
10.1*#	Feasibility Agreement, dated as of March 27, 2026, by and between BullFrog AI Holdings, Inc. and Client.
99.1	Press release, dated March 30, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

# Schedules and certain exhibits have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally any omitted schedules and exhibits to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2026	BullFrog AI Holdings, Inc.

	By:	/s/ Vininder Singh
	Name:	Vininder Singh
	Title:	Chief Executive Officer